EXHIBIT 1.3

FORM NO. 7a Registration No. 31325 BERMUDA CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of Viatel Holding (Bermuda) Limited was delivered to the Registrar of Companies on the 25th day of April, 2002 in accordance with section 45(3) of the Companies Act 1981 (“the Act”). Given under my hand and the Seal of the Registrar of Companies this 2nd day of May, 2002. for Acting Registrar of Companies Capital prior to increase: US$12,000.00 Amount of increase: US$988,000.00 Present Capital: US$1,000,000.00